Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122978) of Las Vegas Sands Corp. of our report dated February 11, 2005, except for Note 15 – Subsequent Events, as to which the date is March 24, 2005 relating to the financial statements and of our report dated February 11, 2005 relating to the financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada

March 30, 2005